Exhibit 10.2

FORM OF
PROMISSORY NOTE

THIS PROMISSORY NOTE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES; (B) THE COMPANY (DEFINED BELOW) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND SUCH OPINION IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY; OR (C) PURSUANT TO RULE 144 UNDER SUCH ACT.

VENDINGDATA CORPORATION
10% SENIOR CONVERTIBLE NOTE DUE FEBRUARY ____, 2008

$__________________	February ___, 2005

          FOR VALUE RECEIVED, the undersigned VendingData Corporation, a Nevada corporation (“Obligor” or the “Company”), hereby promises to pay to the order of __________________ or (his/her/its) registered assigns (“Holder”) on February ___, 2008 (the “Payment Date”), the principal sum of __________________ Dollars ($___________) and to pay interest on the unpaid principal balance hereof from the date hereof at a rate of 10% per annum (the “Interest Rate”), payable semi-annually, in arrears, on August 1 and February 1 (commencing on August 1, 2005), until this Note is paid off and satisfied in full. Interest shall be calculated on the basis of a 365/366-day year and actual days elapsed. Accrued but unpaid interest shall not be compounded.

          1. Payment. The outstanding principal balance under this Note and all accrued and unpaid interest shall be due and payable in a single balloon payment on the Payment Date. At its discretion, Obligor may, at any time, redeem the Note prior to the Payment Date (“Pre-Payment”), where such Pre-Payment must be in an amount no less than fifty percent (50%) of the then outstanding principal amount under this Note. If a Pre-Payment occurs on or prior to February ___, 2006, the unpaid principal balance will be multiplied by one hundred and five percent (105%). If a Pre-Payment occurs after February ___, 2006 and prior to February ___, 2007, the unpaid principal balance will be multiplied by one hundred and three percent (103%). If a Pre-Payment occurs on or after February ___, 2007, or if the Pre-Payment occurs pursuant to the provisions of Section 4.2 of the Subscription Agreement dated as of the date hereof by and between Obligor and Holder (the “Subscription Agreement”), the unpaid principal shall remain at par. If Obligor intends to exercise its right of Pre-Payment, Obligor shall provide Holder with thirty (30) days prior written notice during which time Holder may elect to convert this Note in accordance with Section 4 of this Note. Time is of the essence with respect to all of the terms and provisions of this Note.

          2. Description of Notes. This Note is issued as part of a private placement of up to Ten Million Dollars ($10,000,000) in senior convertible notes (the “Private Placement”). This Note shall be pari passu to all of the Notes issued as part of the Private Placement. This Note is being issued in increments of Fifty Thousand Dollars ($50,000).

          3. Security. This Note is secured pursuant to the terms of that certain Security Agreement of even date herewith. Holder agrees that all notices, demands, consents and other rights of Holder are to be exercised pursuant to that certain Security Agreement of even date herewith.

          4. Conversion. As long as the there remains principal outstanding pursuant to this Note (the “Conversion Period”), Holder may exercise a one-time right to convert up to fifty percent (50%) of the then outstanding principal into shares of Obligor’s common stock, $.001 par value (“Common Stock”) at a rate of one share of Common Stock per each One and 65/10ths Dollars ($1.65) (the “Conversion Price”) of outstanding principal, where the resulting shares of Common Stock shall be referred to as the “Conversion Shares.”

4.1. Covenants. Obligor hereby covenants and agrees that: (1) all Conversion Shares shall, upon issuance in accordance with the terms of this Note, be duly authorized, validly issued, fully paid, and non-assessable; (2) Obligor shall at all times have authorized, and reserved for the purpose of issuance upon conversion of this Note, sufficient number of shares of Common Stock to provide for the conversion of this Note; and (3) the conversion rights of Holder shall be binding upon any entity succeeding to Obligor by merger, consolidation, or acquisition of all or substantially all of Obligor’s assets.

4.2. Adjustment Provisions. During the Conversion Period, the Conversion Price and the number of Conversion Shares shall be subject to adjustment from time to time as provided in this Section 4.2. If Obligor shall, prior to the payment of the Note in full, (1) declare a dividend or make a distribution of Common Stock payable in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock, into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (4) issue any shares of capital stock of Obligor by reclassification or capital reorganization of its shares of Common Stock, then the number of Conversion Shares and the Conversion Price in effect immediately prior to such action shall be adjusted so that Holder shall be entitled to receive the number and kind of shares of Common Stock or other capital stock which Holder would have owned or have been entitled to receive immediately after such action had Holder converted this Note immediately prior to the record date in the case of (1), or the effective date in the case of (2), (3) or (4). In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

4.3. Weighted Average Conversion Price Adjustment Provisions. Until the conversion of this Note pursuant to this Section 4, in the event that the Company issues Common Stock in consideration for cash, cash equivalents, promissory notes or other consideration (other than pursuant to stock options issued pursuant to the Company’s stock option plans) at a price per share or issues debt or equity securities or reprices outstanding debt or equity securities with an exercise and/or conversion price (in either case, the “New Price”) less than the Conversion Price, as adjusted in accordance with Section 4.2 hereof, the Company shall agree to calculate the adjusted Conversion Price (the “Adjusted Conversion Price”) based upon a weighted average of the Conversion Shares issuable based on the Conversion Price and the New Price pursuant to the following formula:

                                           ( Shares Outstanding     Conversion Shares Based
    Adjusted                                 Prior to Issuance   +    on Conversion Price  )
   Conversion    =   Conversion Price   x  -------------------------------------------------
      Price                                ( Shares Outstanding  +  Conversion Shares Based
                                             Prior to Issuance           on New Price      )
where, based on the 17,199,558 shares outstanding as of December 31, 2004 and the maximum conversion of the Notes, if the Company were to issue shares of Common Stock at $1.00 per share, the Adjusted Conversion Price would be calculated as follows:

    Adjusted                        (  17,199,558   +   3,030,303  )
   Conversion    =    $1.65    x    --------------------------------   =   $1.50
     Price                          (  17,199,558   +   5,000,000  )

4.4. Manner of Conversion. Subject to the provisions hereof, the relevant portion of this Note may be converted by the Holder by the surrender of this Note, together with a conversion agreement in the form attached hereto (the “Conversion Agreement”), duly completed and executed by Holder, to Obligor during normal business hours on any business day at Obligor’s principal executive offices (or such other location as Obligor may designate by notice to Holder).

4.5. Issuance of Conversion Shares. The Conversion Shares shall be deemed to be issued to Holder, as the record owner of such Conversion Shares, as of the close of business on the date on which this Note shall have been surrendered and the completed Conversion Agreement shall have been delivered. Certificates for the Conversion Shares, representing the aggregate number of shares specified in the Conversion Agreement, shall be delivered to Holder as soon as reasonably practicable, not exceeding three (3) business days after the relevant portion of this Note shall has been so converted. The certificates so delivered shall be in such denominations as may be reasonably requested by Holder and shall be registered in the name of Holder. Obligor shall, at its expense, at the time of delivery of such certificates, deliver to Holder a new promissory note substantially identical to this Note other than with respect to this conversion herewith representing the balance of the outstanding principal under this Note that had not been converted.

4.6. No Rights or Liabilities as a Stockholder. This Note shall not entitle Holder to any voting rights or other rights as a stockholder of Obligor. No provision of this Note, in the absence of affirmative action by Holder to convert any relevant portion of this Note, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Conversion Price or as a stockholder of Obligor, whether such liability is asserted by Obligor or by creditors of Obligor.

          5. Demand Registration Rights. As soon as practicable after the issuance of this Note, Obligor shall prepare and file a registration statement (the “Registration Statement”) on Form S-3 or any similar short-form registration statement, with respect to the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) of all Conversion Shares for resale, which Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments from stock splits, stock dividends or similar transactions.

5.1. Registration Process. Obligor shall file the Registration Statement as soon as practicable, but in any event within thirty (30) days after the issuance of this Note, and shall use commercially reasonable efforts to have such Registration Statement promptly declared effective by the Securities and Exchange Commission (“SEC”) whether or not all Conversion Shares requested to be registered can be included; provided, however, that if Obligor shall furnish to such Holder a certificate signed by the President of Obligor stating that in the good-faith judgment of the Obligor’s board of directors it would be seriously detrimental to Obligor and its stockholders for such Registration Statement to be filed within such thirty-day (30-day) period and it is therefore essential to defer the filing of such Registration Statement, Obligor shall have an additional period of not more than ninety (90) days after the expiration of the initial thirty-day (30-day) period within which to file such Registration Statement; provided, that during such time Obligor may not file a Registration Statement for securities to be issued and sold for its own account.

5.2. Registration Default. In the event that: (a) the Registration Statement is not filed by the Company within thirty (30) days after the issuance of this Note, or declared effective by the SEC within one hundred twenty (120) days after the date of the issuance of this Note, on the 120th day after the issuance of this Note, or (b) the Common Stock is no longer listed on the American Stock Exchange or another national securities exchange or quotation medium (including the Nasdaq National Market and the Nasdaq SmallCap Market) or has been suspended from trading thereon for three (3) consecutive business days, the Interest Rate shall increase by one-half percent (0.5%) per annum for each 30-day period for which Obligor remains in default pursuant to this Section 5.2, where the Interest Rate shall not increase to more than fourteen percent (14%) per annum; provided, however, with respect to a registration default under subsection (b), Obligor shall have one hundred twenty (120) days to cure such registration default during which time the Interest Rate shall not increase, where the failure of Obligor to cure during said 120-day period shall cause the retroactive application of the one-half percent (0.5%) per annum increase to the date of the registration default. Once the Registration Statement has been declared effective by the SEC, if the Registration Statement is no longer effective, other than as provided in Section 5.3(f), for a period of thirty (30) days in the aggregate (which days need not be consecutive), on the day after such thirtieth (30th) day the then applicable Interest Rate shall increase by one-half percent (0.5%) per annum and shall be subject to additional increases of one-half percent (0.5%) per annum for every such subsequent aggregate 30-day period that the Registration Statement is no longer effective. Upon the re-listing of the Common Stock or when the Registration Statement regains its effectiveness, the Interest Rate shall return to ten percent (10%) per annum.

5.3. Obligations of the Company. In connection with the registration of the Conversion Shares, the Company shall have the following obligations:

a. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Conversion Shares have been sold and (ii) the date on which all of the Conversion Shares may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments)).

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Conversion Shares of the Company covered by the Registration Statement until the end of the Registration Period.

c. The Company shall furnish to special counsel for the Holders whose Conversion Shares are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, if applicable, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Conversion Shares owned by such Holder.

d. The Company shall use its best efforts to (i) register and qualify the Conversion Shares covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Holder who holds Conversion Shares being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Conversion Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.3.d, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

e. If (i) there is material non-public information regarding the Company that the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interests to disclose and that the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in ordinary course of business) or merger, consolidation, tender offer or other similar transaction) available to the Company that the Board reasonably determines not to be in the Company’s best interests to disclose and that the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of a Registration Statement filed pursuant to this Note and suspend the sale of Conversion Shares under such Registration Statement for a period not to exceed twenty (20) consecutive calendar days, provided that the Company may not suspend its obligation pursuant to this Section 5.3.e for more than forty (40) calendar days in the aggregate during any twelve (12) month period (each, a “Blackout Period”); provided, however, that no such suspension shall be permitted for more than one twenty (20) calendar day period, arising out of the same set of facts, circumstances or transactions.

f. As promptly as practicable, but in no event later than five (5) business days, after becoming aware of such event, the Company shall notify each Holder of the occurrence of any event (where filing and delivery of a Form 8-K shall constitute compliance) of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, use its commercially reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

g. The Company shall use its commercially reasonable efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify each Holder who holds Conversion Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request).

h. The Company shall permit a single firm of counsel designated by the Initial Holders holding a majority in interest of the Conversion Shares to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

j. At the request of any Holder in the case of an underwritten public offering, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Holders and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and the Holders.

k. To the extent permitted by law, the Company shall make available for inspection by (i) any Holder, (ii) any underwriter participating in any disposition pursuant to the Registration Statement filed pursuant to Section 5, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holders, and (iv) one firm of attorneys retained by all such underwriters (collectively, the “Inspectors”), all reasonably pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Holder) of any Record or other information which the Company provides in accordance with this Section 5.3(k), unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Note or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector and its respective Holder shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 5.3(k). Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders’ ability to sell Conversion Shares in a manner which is otherwise consistent with applicable laws and regulations.

l. The Company shall hold in confidence and not make any disclosure of information concerning an Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

m. The Company shall use its commercially reasonable efforts to promptly either (i) cause all of the Conversion Shares covered by the Registration Statement to be listed on the American Stock Exchange or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Conversion Shares is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all of the Conversion Shares covered by the Registration Statement on the Nasdaq National Market or Nasdaq SmallCap Market.

n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Conversion Shares not later than the effective date of the Registration Statement.

o. The Company shall cooperate with the Holders who hold Conversion Shares being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Conversion Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and, within three (3) business days after the Registration Statement which includes Conversion Shares is declared effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Conversion Shares (with copies to the Holders whose Conversion Shares are included in such Registration Statement), an opinion of such counsel in the customary form setting forth that the Conversion Shares have been registered under the Securities Act.

p. At the request of any Holder, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be reasonably necessary in order to change the plan of distribution set forth in such Registration Statement.

q. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated by the SEC).

r. From and after the date of this Note, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities that are not Conversion Shares in the Registration Statement or any amendment or supplement thereto without the consent of the holders of a majority in interest of the Conversion Shares.

5.4. Restrictions. Holder may assign the registration rights granted under this Section 5 to any assignee of this Note or any portion thereof representing not less than $50,000 in principal amount, unless Obligor has provided its prior written consent to such assignment and the assignment of this Note or the Conversion Shares, as applicable.

5.5. Fees. Obligor shall pay all Registration Expenses relating to any registration of the Conversion Shares hereunder. “Registration Expenses” shall mean all reasonable fees and expenses incident to Obligor’s performance of or compliance with this Section 5, including reasonable fees of counsel, not exceeding $25,000, for the Holders in connection with the sale of the Conversion Shares. Notwithstanding the foregoing, Holder shall pay any and all underwriting discounts, commissions and transfer taxes attributable to the Conversion Shares.

5.6. Cooperation; Indemnification by Holder. In connection with any registration statement in which Holder is participating, Holder will furnish to Obligor in writing such information and documents as Obligor reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Obligor, its affiliates and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (1) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application; or (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to Obligor by such Holder expressly for use therein. The Holder shall reimburse Obligor, its affiliates, officers, directors, employees and affiliates for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be limited to Holder in amount not to exceed the net proceeds to Holder from the sale of such Conversion Shares and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld).

5.7. Indemnification by Obligor. In connection with any registration statement in which Holder is participating, Obligor will indemnify and hold harmless Holder, its affiliates and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (1) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application; or (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to Obligor by Holder expressly for use therein. Obligor shall reimburse Holder, its affiliates, officers, directors, employees and affiliates for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be limited to Obligor and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Obligor (which consent shall not be unreasonably withheld).

          6. Fees and Expenses. In the event any action is taken to collect or enforce this Note, Obligor agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys’ fees and expenses. These costs shall include any expenses incurred by Holder in any bankruptcy, reorganization, or other insolvency proceeding.

          7. Non-Waiver. The liability of Obligor under this Note (and the liability of any endorsers of this Note) shall not be discharged, diminished or in any way impaired by: (1) any waiver by Holder or failure to enforce or exercise rights under any of the terms, covenants or conditions of this Note; (2) the granting of any renewal, indulgence, extension of time to Obligor, or any other obligors of the Indebtedness (as defined in the Subscription Agreement); or (3) the addition or release of any person or entity primarily or secondarily liable for the Indebtedness. No delay or omission of Holder in exercising any right or rights, shall operate as a waiver of such right or any other rights. A waiver on one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

          8. Maximum Interest Rate. In no event shall the interest rate charged or received hereunder at any time exceed the maximum interest rate permitted under applicable law. Payments of interest received by Holder hereunder which would otherwise cause the interest rate hereunder to exceed such maximum interest rate shall, to the extent of such excess, be deemed to be (and be deemed to have been contracted as being) prepayments of principal and applied as such. Unless otherwise provided in this Note or in the Security Agreement between the Obligor and Holder, among others, any waiver or amendment of any provisions of this Note shall be in writing, executed and delivered by the Company and by parties holding Notes representing not less than a majority of the then outstanding principal of all of the Notes then issued and outstanding.

          9. Assignment; Binding Effect. Holder may assign this Note upon providing Obligor with prior written notice, where said notice shall provide the effective date of the assignment and contact information of the assignee. This Note shall be binding upon the Obligor and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Every person and entity at any time liable for the payment of this Note hereby waives demand, presentment, protest, notice of protest, notice of nonpayment due and all other requirements otherwise necessary to hold them immediately liable for payment hereunder.

          10. Governing Law; Venue. This Note is governed by and shall be construed and enforced in accordance with the laws of the State of Nevada. Any dispute arising under this Note shall be brought in any state of federal court of competent jurisdiction sitting in Clark County, Nevada.

VENDINGDATA CORPORATION

By:
Its:	Steven J. Blad Chief Executive Officer

CONVERSION AGREEMENT

TO:	VENDINGDATA CORPORATION (THE “COMPANY”)

          The undersigned, pursuant to the provisions set forth in the attached 10% Senior Convertible Note due February ___, 2008 (the “Note”) hereby irrevocably elects and agrees to convert:

$________________ of the outstanding principal under the Note, representing ______ percent (______%) outstanding principal under the Note, into shares of the Company’s common stock, at a rate of $1.65 per share.

          Please issue a certificate or certificates for the resulting shares of the Company’s common stock and a replacement promissory note reflecting the remaining outstanding principal under the Note in the name of:

NAME:

SIGNATURE:

DATED:

ADDRESS:

NOTE:	The above signature should correspond exactly with the name on the face of the Note.